SCHEDULE 14A
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                            SCHEDULE 14A INFORMATION

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                        Massachusetts Fincorp, Inc.
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                         MASSACHUSETTS FINCORP, INC.
                              70 Quincy Avenue
                         Quincy, Massachusetts 02169
                               (617) 825-5555

                                                             April 17, 2000

Dear Fellow Shareholders,

      We want to take this last opportunity before the annual meeting on April 26th to thank you so much for your tremendous support. Your strong response reinforces our belief that this is NOT the time to sell your community institution.

Even if you have already voted, mark the "FOR" box on the BLUE proxy card enclosed, sign and date the card, and return it in the envelope provided. Throw away any white cards which you may receive.

       REMEMBER:  ONLY THE LAST DATED PROXY CARD YOU VOTE WILL COUNT.

The issues in this election are straightforward:

* Massachusetts Fincorp, Inc. is implementing the strategic plan as it was described at the time of conversion to a public company.

* Massachusetts Fincorp, Inc. has been extremely successful in its ability to grow its loans and leverage the capital received from you.

* Massachusetts Fincorp, Inc. believes that continuing the growth plan, rather than selling your bank at a time when the values of almost all thrift stocks are depressed will ultimately provide higher shareholder value to you.

* We believe the outsiders want you to sell your Bank below what your local directors believe is the true value of the Bank.

DON'T BE MISLEAD BY HALF TRUTHS AND MISLEADING STATEMENTS

* Mr. Jaindl continues to try to mislead you that management "squandered" money on "executive offices" in Quincy even after we have pointed out that the development of the property in Quincy; 1) includes a full service branch office and significant leased prime retail space as well as additional administrative space required for the growth promised during the conversion, and 2) actually provided an opportunity to consolidate operations and expenses. From our first public disclosure, we have told you of our intention to build a new branch and administrative office and have done so at market prices.

* Mr. Jaindl has tried to present Mr. Spence as a non-biased, disinterested "authority in analyzing bank and thrift stocks." Mr. Spence is also an institutional investor, who has recently filed a notice with another community financial institution and may push for the sale of that institution. Both Mr. Jaindl and Mr. Spence would make a short-term profit at what we believe would be at the expense of the long-term benefit for the rest of the shareholders and at the expense of the community and customers that Massachusetts Co-operative Bank serves.

* Mr. Jaindl asserts that neither he nor American Bank, a competing institution, want to operate Massachusetts Co-operative Bank. He asserts that he only wants to improve profitability and enhance shareholder value. LOOK AT THE FACTS! Mr. Jaindl began purchasing his shares approximately 5 months after the stock conversion. Almost immediately after, he began to try to dictate his own agenda to the board, which the board felt may only enhance the short-term value of the stock at the expense of the long-term higher value of the stock and at the expense of ability of the Bank to implement its operating and strategic plan identified only months before Mr. Jaindl began his purchases. We believe Mr. Jaindl, and apparently Mr. Spence, seek only to maximize a short-term profit at the expense of our ability to build a better, more valuable franchise.

* Mr. Jaindl has again tried to mislead you regarding our statement that our ownership of over 30% of the combined shares demonstrates our commitment to enhancing value. We clearly identified that in addition to the 11% direct ownership of shares, the additional shares were held in the ESOP and the incentive plan. Stock benefits under the Employee Stock Ownership Plan are designed to be in lieu of cash compensation. Apparently Mr. Jaindl would like you to believe that the employees of Massachusetts Co-operative Bank should not be compensated for their work. The Incentive Plans, which were presented to and approved by a shareholder vote last year, in which over 90% of the shareholders voted, are standard in almost all public companies and are intended to incent the directors and management to work hard to improve share value, the very point we were making.

The Management and the Directors of Massachusetts Fincorp, Inc. sincerely regret the negativism that this contest has presented. We are and always have been committed to, and feel an obligation to protect, the long-term best interest of this institution, its customers, and its shareholders. We have not ignored Mr. Jaindl's requests, we have considered them and just happen to disagree with his ideas. It is extremely unfortunate that the outsider group has tried to present management and this board only as self-interested persons. Most of our shareholders are customers of the bank who know us and know that to be a misrepresentation.

Two out of the three nominees of the outsider group for election to the Board of Directors own 100 shares and 250 shares respectively and were hand picked by Mr. Jaindl. They purchased their shares 3 days and 18 days before their nomination. Do these outsiders have your best interest at heart?


                 THE OUTSIDER GROUP WANTS TO SELL THE BANK.

DON'T BE MISLED. DON'T SELL THE FUTURE OF YOUR COMPANY SHORT BY VOTING FOR MESSRS. JAINDL, BUCK AND SCHANTZ. DO NOT RETURN ANY WHITE PROXY CARD YOU RECEIVE.

EVEN IF YOU HAVE ALREADY RETURNED ANOTHER CARD PREVIOUSLY VOTE FOR YOUR BOARD'S NOMINEES BY COMPLETING AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY!

                                  Important

If you own shares in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct them to vote 'FOR' your Board's nominees on the BLUE proxy card.

If you have any questions on how to vote your shares, please call our proxy solicitor, Regan & Associates, Inc. at 1-800-737-3426 or call the Bank at
(617) 825-5555 and ask the operator to transfer you to your local branch manager.

If you have any questions regarding any of the issues or any of the material presented in these recent correspondences, please contact Paul C. Green, President & CEO at 617-825-5555 Ext. 1401.


Sincerely,

/s/ Paul C. Green                      /s/ John P. O'Hearn, Jr.
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Paul C. Green                          John P. O'Hearn, Jr., Director
Chairman of the Board, President
and CEO

/s/ John R. Byrne                      /s/ Robert H. Quinn, Director
-----------------------------------    ------------------------------------
John R. Byrne, Director                Robert H. Quinn, Director

/s/ Richard F. Cahill                  /s/ John J. Sousa, Jr., Director
-----------------------------------    ------------------------------------
Richard F. Cahill, Director            John J. Sousa, Jr., Director

/s/ W. Craig Dolan                     /s/ Joseph W. Sullivan, Director
-----------------------------------    ------------------------------------
W. Craig Dolan, Director               Joseph W. Sullivan, Director

/s/ John E. Hurley, Jr.                /s/ Diane Valle
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John E. Hurley, Jr., Director          Diane Valle, Director

/s/ Robert E. McGovern
-----------------------------------
Robert E. McGovern, Director